Exhibit 99.1

PRESS RELEASE

Advanced Cell Technology and Wisconsin Alumni Research Foundation Announce Commercial License Agreement

Agreement Represents Progress Toward Commercial Product Development

ALAMEDA, California—May 2, 2007 (BUSINESS WIRE)— Advanced Cell Technology, Inc. (OTCBB:ACTC – News) today announced an expanded, non-exclusive commercialization agreement with Wisconsin Alumni Research Foundation (WARF). The expanded agreement grants Advanced Cell rights to the commercial use of human embryonic stem cells (hESCs) to develop human therapies, with the exception of neuronal, pancreatic beta cells, and cardiac applications, and enables the marketing of a broad array of research products. This agreement bolsters Advanced Cell’s existing patent estate which currently consists of over 380 owned or licensed patents and patent applications worldwide by granting commercial access to an additional 150 important stem cell technology patents and patent applications.

“We believe that the expanded license will afford our company greater flexibility and accelerate the process of bringing ACT’s therapeutic programs toward human clinical trials and, ultimately, to commercial adoption and bedside use.” said Michael D. West, Ph.D., President and Chief Scientific Officer of Advanced Cell Technology. “The combination of these technologies and the rapidly-growing pipeline coming from our ACTCellerate platform lead us to believe that other clinical applications, in addition to our current target indications, are feasible. These additional therapies include treatment for disorders of the endocrine, craniofacial, muscle, bone, cartilage, liver, kidney, and respiratory systems.”

“We have a long history of collaboration with WARF dating back to when our company’s president, Dr. West, the founder of Geron Corporation, facilitated the collaboration with Dr. James Thompson at the University of Wisconsin that led to the isolation of the human embryonic stem cell. The addition of these important WARF patents further strengthens ACT’s existing broad intellectual property rights in hESC technology,” said William M. Caldwell, IV, Chairman and CEO of Advanced Cell Technology.

Additional details regarding the commercial license agreement with WARF will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission. About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc. is a biotechnology company applying embryonic stem cell technology in the emerging field of regenerative medicine. The company operates facilities in Alameda, California and Worcester, Massachusetts.

Wisconsin Alumni Research Foundation supports world-class research at the University of Wisconsin-Madison by protecting the intellectual property of University faculty, staff and students, and by licensing inventions resulting from their work. Through the licensing efforts, university ideas benefit the public by bringing resources back to the University to continue the cycle of investment, research and invention. Established in 1925, WARF was the first university technology transfer office in the United States.

For more information, please visit: www.advancedcell.com.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the annual report on Form 10-KSB for the fiscal year ending December 31, 2006.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Contact

The Investor Relations Group
Investors: Joseph Kessler, 212-825-3210
Media: Bill Douglass, 212-825-3210